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                                                                Exhibit 10.30

CARVILL
REINSURANCE BROKERS

R.K. CARVILL & CO., LTD.
1 Minster Court
Mincing Lane
London EC3R7AA & at Lloyd's
Tel:  071-9292800
Tlx:  8952946 CARCORP
Fax:  071-9291604



5 October 1994

RCA Mutual Insurance Co
1111 S. Glenstone
Suite 3-102
Springfield, Missouri 65804
USA

                       REINSURANCE COVER NOTE: 94/1146/RM

This is to certify that, in accordance with your instructions, we have effected the following placement. Please examine this Cover Note carefully and advise us immediately if it is in any way incorrect or does not otherwise meet your requirements.


REASSURED:  RCA MUTUAL INSURANCE COMPANY (or name to be agreed by Underwriters)
            of Springfield, Missouri.

PERIOD: Annual re-signing at 1st October, 1994, of Contract covering claims first made against the Reassured during the period 1st October, 1993, to 30th September, 1996, both dates inclusive.

            Contract to be re-signed annually, but may be cancelled at any 1st October anniversary date subject to 90 days prior notice of cancellation.

            In the event of cancellation and non-renewal of this Contract, Reinsurers hereon shall continue to be liable for all claims first made against the Reassured during an additional 60 months reporting period from the effective date of cancellation and non-renewal. Such 60 months reporting period coverage shall not apply to claims first made on new or renewal policies incepting after the effective date of cancellation and non-renewal of this Contract.




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TYPE:        PRIMARY EXCESS OF LOSS REINSURANCE TREATY.

CLASS: Covering Medical Practitioners' Liability policies (including Dentists' Liability,) and all other ancillary coverages as original.

TERRITORIAL
SCOPE:       As per the Reassured's original policies.

LIMITS:      To pay:

             (A) Up to US$1,600,000 Ultimate Net Loss each and every loss, each policy and/or insured, excess of US$400,000 Ultimate Net Loss each and every loss, each policy and/or insured,

             and, in addition, where two or more policies and/or insureds are involved in the same loss occurrence:

             (B) Up to US$1,600,000 Ultimate Net Loss each and every loss occurrence, excess of US$500,000 Ultimate Net Loss each and every loss occurrence

             Recoveries under Section (A) to inure to the benefit of Section (B).

             In the event that two or more policies or insureds are involved in the same loss occurrence and there is a difference in the dates claims are made, the date on which the first claim is made shall establish the date of loss for all related claims arising out of the same loss occurrence.

             Notwithstanding the foregoing, in any loss occurrence, should any claim made date(s) fall prior to the inception of this Contract, it is hereby understood and agreed that those specific loss(es) shall be disregarded for the purposes of determining recoveries hereunder.

             For the purposes of this Contract, the date of loss shall be the date of receipt by the Reassured of acceptable notice from its original insured or a representative of its original insured; that a claim is being or may be made against that original insured.

             Maximum recoverable hereon to be 300% of the maximum reinsurance premium payable hereunder for the Contract Period.

WARRANTY:    Warranted Maximom Original Policy Limit US$1,000,000 or so deemed, except as respects Excess of Original Policy Limits and/or
             Extra-Contractual Obligation coverage.



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PREMIUM:    Second Annual Provisional Premium US$1,45O,000 payable in quarterly installments in advance at 1st October, 1994, 1st January, 1995, 1st April, 1995 and 1st July, 1995 and adjustable at expiry of each annual period at provisional rates indicated below. Further adjustable 12 months after expiry of Contract Period and annually thereafter until all losses for Contract Period are finally settled or commuted at a rate equivalent to 110% of the cumulative Incurred Loss Cost, plus the Minimum rate for the Contract Period as indicated below. In no event however shall the Contract Period Minimum rate plus 110% of the cumulative Incurred Loss Cost for the Contract Period exceed the Maximum rate for the applicable Contract Period as indicated below.

            Annual Period is that period from 1st October, 1993 to 30th September, 1994, both dates inclusive, and each successive 12 month period thereof.

            Contract Period is that period from 1st October, 1993 to 30th September, 1996 both dates inclusive, or earlier in the event of cancellation.

            Minimum, Provisional and Maximum Rates as follows:

                                                         MIN    PROV     MAX
            If Contract terminated at 1st October 1995  7.50%  17.00%   25.00
            If Contract terminated at 1st October 1996  6.00%  16.50%   22.50



            For adjustment purposes hereon, rates above calculated on the cumulative Gross Net Earned Premium Income for original policy limits up to US$1,000,000 or so deemed.

            In the event of cancellation and non-renewal of this Contract any
            applicable unearned premium shall accrue back to the last   Annual
            Period hereof and shall be added to the Reassured's subject Gross Net Earned Premium Income for the purpose of the premium rating formula hereunder.

SPECIAL
CONDITION:  In the event that the Reassured cancels and non-renews this
            Contract and continues to be reinsured hereon for claims first made during an additional 60 month period, it is agreed that the Maximum rate for the last Annual Periodhereon shall be automatically increased by a factor of 1.65 with the resulting Maximum premium for the Contract Period hereon to be calculated accordingly.

DEDUCTIONS: 1% Federal Excise Tax where applicable.



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CLAIMS
ARRANGEMENTS:     Reassured to provide quarterly bordereaux detailing paid
                  losses hereunder, and quarterly bordereaux detailing all outstanding losses reserved by the Reassured at US$300,000
                  Ultimate Net Loss and above.

                  Settlement of paid losses recoverable hereunder as per bordereaux to be effected as soon as practicable after receipt of bordereaux, provided that individual losses of US$200,000 Ultimate Net Loss or greater hereto shall be subject to cash loss collection on provision by Reassured of Proof of Loss.


LOSS RESERVES:    Letter of Credit (Citibank N.AScheme) in respect of known
                  and reported outstanding losses, excluding losses Incurred
                  But Not Reported ("I.B.N.R") or any application thereto, in compliance with statutory/regulatory requirements, as required by Reassured from non-admitted Reinsurers only.

GENERAL
CONDITIONS:       Excess of Original Policy Limits and Extra-Contractual
                    Obligations Inclusion
                  Clauses, both included within Reassured's Ultimate Net Loss.
                  Ultimate Net Loss Clause, including Loss Adjustment Expenses.
                  Net Retained Lines Clause.
                  Insolvency Clause.
                  Errors and Omissions Clause.
                  Currency Clause (U.S. Dollars only).
                  Access to Records and Claims Review Clause.
                  Amendments and Alterations Clause.
                  Arbitration Clause.
                  Service of Suit Clause - U.S.A. - NMA 1998.
                  Nuclear Incident Exclusion Clause - Liability -
                    Reinsurance - U.S.A.
                  Insolvency Funds Exclusion Clause.
                  Carvill Intermediary Clause.

COMMUTATION:      Reassured to have right one year after end of the Contract
                  Period or at any time thereafter to commute losses at their discretionary reserves and relieve Reinsurers of all further liability hereunder provided rate at that time is below the maximum rate for the Contract Period hereon.

WORDING:          Wording to be agreed by Underwriters.

INFORMATION:      1.   Medical Practitioners' Liability
                       (including Dentists' Liability), and all other ancillary
                       coverages as original, issued by Reassured on Claims
                       Paid, Occurrence and Claims Made Policy Form. It is
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                       hereby understood and agreed that all coverage hereunder
                       is provided on a claims first made during basis only.

                  2.   Unlimited pre-paid discovery coverage is available

                       a)   Deceased Doctors.
                       b)   Doctors who through
                            disablement are unable to continue medical practice.
                       c)   Doctors who retire.

                  3. Original policies may contain Aggregate Limitation but no aggregate coverage hereon.

                  4. Estimated Gross Net Earned Premium Income for 12 months at 1st October, 1994 US$9,000,000.


HEREON:           100% of the above LIMIT and PREMIUM.

EFFECTED WITH:    LLOYD'S UNDERWRITERS
                  London, England.



                  R.K. CARVILL & COMPANY LIMITED




                                  Director

E. & O.E.